UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 23, 2008

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA K2K-3G1

 (Address of Principal Executive Offices) (Zip Code)

(613) 270-0619

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2008, Jay Markell resigned as Chief Financial Officer of Workstream Inc. (the “Company”) effective as of January 16, 2009.  In connection with Mr. Markell’s resignation, the Company and Mr. Markell entered into a Separation Agreement pursuant to which the Company agreed to pay Mr. Markell three months of severance totaling $35,000 and $10,389 of accrued but unused vacation time.  In addition, the Company agreed to pay for Mr. Markell’s health insurance benefits until March 31, 2009.  As part of Separation Agreement, Mr. Markell agreed to forfeit options to purchase 26,000 common shares of the Company and 40,000 restricted stock units.  In addition, Mr. Markell agreed to continue to be bound by the non-competition and non-solicitation provisions of his Employment Agreement for the time periods set forth therein.

The foregoing description is qualified in its entirety by reference to the Separation Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement dated as of December 23, 2008 between Jay Markell and Workstream Inc.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: December 30, 2008	By:	/s/ Steve Purello
Name: Steve Purello Title: Chief Executive Officer